As filed with the Securities and Exchange Commission on January 14, 2000
                                                      Registration No. 333-80475
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                                     DOCTORSURF.COM, INC.
             (Exact name of registrant as specified in its charter)
    Florida                                7375                 59-3569844
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                       6925 112th Circle North, Suite 101
                              Largo, Florida 33773
                                 (727) 441-8663
               (Address, including zip code, and telephone number
        including area code, of registrant's principal executive offices)
                         ------------------------------

                              Dr. Rakesh K. Sharma
                       6925 112th Circle North, Suite 101
                              Largo, Florida 33773
                                 (727) 441-8663
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
                                   Copies to:
                                Martin A. Traber
                               Marina A. Choundas
                                Steven W. Vazquez
                                 Foley & Lardner
                         100 N. Tampa Street, Suite 2700
                              Tampa, Florida 33602
                                 (813) 229-2300
                            Facsimile: (813) 221-4210
                         ------------------------------
        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
                         ------------------------------
        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|


--------------------------------------------------------------------------------
     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.
--------------------------------------------------------------------------------

                                25,000,000 shares

                              DOCTORSURF.COM, INC.

                                  common stock

        DoctorSurf is offering 25,000,000 shares of common stock. We will not receive any proceeds from this offering. We are distributing the shares at no cost to doctors who become members on DoctorSurf's web site in exchange for their providing us with biographical and other personal information. Each doctor who subscribes in this offering will receive 100 shares of common stock. This offering is not being underwritten.

        The common stock is not listed on any national securities exchange or the Nasdaq Stock Market, and no public market currently exists for it.

     This investment involves risks. See "Risk Factors" beginning on page 2.


                                      Price to public     Proceeds to DoctorSurf
    Per share.....................         $0.00                   $0.00
    Total.........................         $0.00                   $0.00


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                        Prospectus dated January __, 2000

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................2

RECENT DEVELOPMENTS............................................................4

USE OF PROCEEDS................................................................5

DIVIDEND POLICY................................................................5

CAPITALIZATION.................................................................6

MANAGEMENT'S PLAN OF OPERATION.................................................7

BUSINESS......................................................................12

MANAGEMENT....................................................................19

PRINCIPAL SHAREHOLDERS........................................................22

RELATIONSHIPS AND RELATED TRANSACTIONS........................................24

DESCRIPTION OF SECURITIES.....................................................24

PLAN OF DISTRIBUTION..........................................................26

SHARES AVAILABLE FOR FUTURE SALE..............................................28

EXPERTS.......................................................................29

LEGAL MATTERS.................................................................29

HOW TO GET MORE INFORMATION...................................................29

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

                                   DoctorSurf

        We are a new company formed to launch a unique medical web site that is designed by doctors for doctors. We are designing our web site to be a complete Internet medical resource for doctors which will deliver scientific information, educational programming, and a variety of professional and consumer services. Our services will be targeted to doctors who have an interest in communicating with their colleagues and obtaining up-to-date information relevant to their practices. We use the term "doctors" to mean physicians and dentists. We plan to complete all phases of our web site by the first quarter of 2000.

        Our executive offices are located at 6925 112th Circle North, Suite 101, Largo, Florida 33773. Our telephone number is (727) 546-6473. Our web site address is DoctorSurf.com. Information contained in our web site is not part of this prospectus.


                                  The offering


   Common stock offered..........................25,000,000 shares.  We are distributing 100 shares at no
                                                 cost to each doctor who becomes
                                                 a member of our web site.
   Common stock outstanding before offering......25,750,000 shares
   Common stock outstanding after offering,
   assuming all offered shares are sold..........50,750,000 shares

        We currently are not offering our shares in certain jurisdictions. Those are Alabama, Alaska, Arizona, Arkansas, California, Florida, Guam, Idaho, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Montana, New Hampshire, New York, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Vermont, and Washington.

        In certain other jurisdictions, only doctors that have investment intent and are accredited investors can receive shares in this offering. Those states are Colorado, Connecticut, Delaware, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Minnesota, Nebraska, Nevada, New Jersey, New Mexico, North Dakota, Oklahoma, Rhode Island, South Dakota, Texas, Utah, Virginia, West Virginia, Wisconsin, and Wyoming. Investment intent means the intent to hold the shares for a minimum of 12 months. Thus, for 12 months following their receipt of shares in this offering, doctors in these states generally are not permitted to transfer their shares except to other accredited investors.

     An investor is accredited if:

     o he or she has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

     o he or she has an individual net worth, or a joint net worth with his or her spouse, in excess of $1,000,000.

                                  RISK FACTORS

        An investment in the common stock involves certain risks. Before investing in the shares, you should carefully consider the risks described below and the other information included in this prospectus. If any of these risks actually occur, our business and financial condition could be harmed and we could possibly cease operations.

Because we have no operating history, we may not be able to successfully manage our business or achieve profitability

        We were formed in April 1999, and we have not yet generated any revenue. We have devoted all of our efforts to organizing activities and building our web site. Accordingly, we have no operating history on which you can evaluate us and our prospects. We may not be able to successfully manage our business to achieve or maintain profitability, and our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the early stages of development in new and evolving markets for online services.

We will not receive any proceeds from this offering, and we may be unable to raise additional capital in the future

        We will not receive proceeds from this offering. Moreover, we currently have no revenue and do not expect to have any revenue until our web site is completed. We anticipate needing to raise additional funds through a private or public offering of our securities to fully implement our marketing plans for our web site and to hire additional personnel. We cannot be certain that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fully implement our marketing plans, hire a sufficient number of personnel, develop our brand, take advantage of unanticipated opportunities, and otherwise respond to competitive pressures will be significantly limited.

Because our recent private placement may have violated the federal securities laws, investors in that offering have the right to receive a refund of the purchase price

        We previously sold to a limited number of investors 750,000 shares of our common stock at a price of $1 per share in a private placement that was not registered under the federal securities laws. Because our private placement and this offering may be treated as a single offering for federal securities law purposes, the exemption from registration that we relied on for our private placement may no longer be available. As a result, the private placement may have violated federal securities laws. Because of that possibility, we have offered to each investor in the private placement the right to resell their shares to us and receive a refund of the price paid by them. The resale right expires on August 25, 2000.

        To date, no investor has accepted our offer to resell their shares to us and receive a refund of their purchase price. However, if all investors in the private placement accept our offer, we would be required to pay to them $750,000. If this occurs, we cannot be certain that we will have sufficient funds to repurchase the shares that we sold in the private placement.

In addition, we may be subject to liability and fines or penalties under the federal securities laws because the federal securities laws do not expressly provide that liability is avoided because an offer is made to repurchase shares sold in violation of those laws.

We anticipate future losses and might not become profitable

        We anticipate that we will incur losses for the foreseeable future. We will incur expenses in completing our web site and establishing our brand name. We intend to enter into arrangements with strategic partners that will provide service or content for our web site. These arrangements will require us to pay royalties, license fees and other forms of payment. We cannot be certain that we can achieve sufficient revenues in relation to our expenses to become profitable. If we do become profitable, we cannot be certain that we can maintain or increase our profitability.

If we do not attract enough doctor members, our advertising revenue will be insufficient and we may have to cease operations

        We expect to derive a portion of our revenues from advertising on our web site. If we cannot attract a large doctor member base, we will not be able to generate sufficient advertising revenue. In addition, because the Internet advertising market is new and rapidly evolving, we cannot predict its effectiveness as compared to traditional media advertising. As a result, demand and market acceptance for Internet advertising is uncertain. We cannot be certain that the market for Internet advertising will continue to emerge or become sustainable. If the market for Internet advertising fails to develop or develops more slowly than we expect, then our ability to generate advertising revenue may be materially adversely affected and we may have to cease operations.

We may not be able to continue as a going concern because we have suffered losses from operations and have a large potential liability associated with our private placement

        We  may be  unable  to  operate  as a  going  concern.  Our  independent accountants have included a statement in their report on our financial statements indicating that our financial statements have been prepared assuming that we will continue as a going concern. We have suffered losses from operations since our inception and have a potential liability of $750,000 associated with our private placement, which cause substantial doubt as to our ability to continue as a going concern.

Our success depends on the services of Dr. Sharma and Mr. Taneja

        Dr. Rakesh K. Sharma and Jugal K. Taneja originated the plan for DoctorSurf, and we continue to be dependent on their efforts to complete the development of the web site and to find advertisers and strategic partners. Thus, the loss of the services of either Dr. Sharma or Mr. Taneja would delay the establishment of our business. We do not have key man life insurance covering the lives of Dr. Sharma or Mr. Taneja.

Because we have limited resources,we may not be able to adapt to increased usage of the Internet or new technological developments

        The market for Internet products and services is characterized by rapid technological developments, evolving industry standards, and frequent new products and enhancements. If faster Internet access becomes more widely available through cable modems or other technologies, we may be required to make significant changes to the design and content of our web site to compete effectively. We cannot be certain that we will have the resources to make these changes.

        Also, as the number of web pages and users increase, we will need to modify the Internet infrastructure and our web site to accommodate increased traffic on the web site that we maintain. If we cannot modify our computer systems, we may experience system disruptions and slower response times.

                           FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements based on our current expectations about our company and our industry. The terms "believe", "intend", "plan", "may", "will", "expect", "should", "could", "estimate", "anticipate", "possible", and similar terms identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors described in the "Risk Factors" section and elsewhere in this prospectus.

                               RECENT DEVELOPMENTS

        On November 8, 1999, the Securities and Exchange Commission declared effective our registration statement relating to this offering. This prospectus is part of that registration statement. We generally are prohibited from making any written offers relating to this offering other than offers made or accompanied by this prospectus. In addition, the federal securities laws allow only limited communications by an issuer after a registration statement has been declared effective.

        Following the effectiveness of our registration statement, we issued a press release concerning this offering and articles concerning us and this offering appeared in various national and local newspapers. The post-effective publicity concerning us and this offering may have exceeded the permissible limited communications and, thus, may have violated the federal securities laws. For that reason, we have filed a post-effective amendment to our registration statement. This prospectus has been updated to reflect developments that have occurred since our original registration statement.

        In August 1999, we completed the sale of 750,000 shares of its common stock at a price of $1 per share. The shares were sold to a limited number of investors in a private placement that was not registered under the federal securities laws. For federal securities law purposes, however, the private placement and this offering may be considered a single offering. If considered a single offering, the exemption from registration that we relied on in making the private placement would not be available and the private placement would not be exempt from registration under the federal securities laws. As a result, the private placement may have violated federal securities laws. Because of that possibility, we have offered to each investor in the private placement the right to resell their shares to us and receive a refund of the price paid by them of $1 per share.

        The private placement investors' right to sell their shares to us began on August 25, 1999 and will expire on August 25, 2000. To date, no investor has accepted our offer to resell their shares and receive a refund of the purchase price. If all purchasers in the private placement investors accept our offer, we would be required to pay an aggregate of $750,000. If this occurs, we cannot be certain that we will have sufficient funds to repurchase the shares that were sold in the private placement.

        In addition, we may be subject to liability, fines or penalties under the federal securities laws, which do not expressly provide that liability is avoided because an offer is made to repurchase shares sold in violation of those laws. Thus, even if our offer is rejected by the investors in the private placement, we may continue to have a contingent liability of $750,000 until August 25, 2000.

        The $750,000 that we raised in the private placement will not be included as shareholders' equity on our balance sheet until August 25, 2000 or, if earlier, when the purchasers in the private placement reject our offer to resell their shares to us. In addition, to the extent that purchasers in the private placement accept our offer to repurchase the shares, our capitalization will be reduced.

                                 USE OF PROCEEDS

        We will not receive any proceeds from this offering. We are issuing 100 shares at no cost to each doctor who becomes a member on our web site in exchange for providing us with biographical and other personal information.

                                 DIVIDEND POLICY

        We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We intend to reinvest earnings, if any, in the development or expansion of our business. Our board of directors will determine, in its sole discretion, whether to declare any dividends on our common stock in the future after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                 CAPITALIZATION

        The following table sets forth, at September 30, 1999:

        o       the actual capitalization of DoctorSurf;

        o       the  pro   forma   capitalization   of   DoctorSurf   reflecting
                DoctorSurf's receipt of the subscription receivable; and

        o DoctorSurf's capitalization as adjusted to give effect to the sale by DoctorSurf of the 25,000,000 shares, at the offering price of $0.00 per share.

        This table should be read in conjunction with the consolidated financial
statements  of  DoctorSurf  and  related  notes   included   elsewhere  in  this
prospectus.

                                                                          September 30, 1999
                                                                ---------------------------------------------
                                                                    Actual      Pro Forma      As Adjusted
                                                                    ------      ---------      -----------
Current portion of long term obligation.....................    $     29,302    $    29,302    $    29,302
Long term obligations, net of current portion                         40,001         40,001         40,001
Common stock subject to rescission offer;
     750,000 shares issued and outstanding as of
     September 30, 1999, and 750,000 shares issued and
     outstanding as of completion of offering...............         750,000        750,000        750,000
Subscription receivable.....................................         (45,000)            (0)            (0)
Stockholders' equity
     Common stock, $ 0.01 value, 95,000,000 shares
     authorized; 25,000,000 shares issued and outstanding
     actual and pro forma; 50,000,000 shares issued and
     outstanding as adjusted................................         250,000        250,000        500,000
Paid-in capital.............................................          84,000         84,000         84,000
Deficit accumulated during development stage................        (260,849)      (260,849)      (510,849)
Total stockholders' equity..................................          73,151         73,151         73,151
Total capitalization........................................         847,454        892,454        892,454

        DoctorSurf estimates the fair market value of the shares of common stock offered in this offering to be $1 per share, and the shares will be charged to operations as promotions cost at the time of their issuance.

                         MANAGEMENT'S PLAN OF OPERATION

Overview

        DoctorSurf is a development stage company that plans to develop a web site for doctors that is dedicated to doctor education, communication and information exchange. We were incorporated in April 1999 and have not begun to offer services. Since our incorporation, we primarily have focused on organizing activities and the development of our web site. Accordingly, we have not generated any revenue. DoctorSurf plans to derive revenue primarily from the following sources:

        o       advertising revenue from businesses that are interested in using
                the  DoctorSurf  web  site  to  advertise   their  services  and
                products;

        o fees paid by companies to post advertisements on our web site for doctor members to participate in online surveys;

        o fees paid by pharmaceutical research and drug manufacturing companies to post advertisements on our web site for doctor members to participate in online clinical drug trials;

        o fees paid by doctor members participating in online surveys, clinical drug trials, and continuing medical education courses through our web site; and

        o fees paid by attorneys to use our web site to obtain expert witnesses.

        DoctorSurf plans to build a subscriber base by offering the following services to each doctor who logs onto the DoctorSurf.com web site and registers as a member by providing personal information:

        >       Free    e-mail-    an   e-mail    account   in   the   form   of
                physician@DoctorSurf.com upon initial registration at the web site

        > Discussion forums - the ability to create and participate in web forums that address a variety of medical issues, including new procedures and insurance

        > Interactive chats- the choice of participating in real-time or delayed discussions on various topics

        > Practice management - an online means to organize and manage patient records, research diseases, and consult with legal advisers and appointment, billing, and collection assistance and dictation services

        > Recruiting - online recruitment and job placement services for doctors

        > Integrated bulletin boards - the opportunity to post comments on ongoing discussions or on topics of interest, give feedback or propose a subject to discuss

        >       Live  video   conferencing   -   participation   in  live  video
                conferences with their favorite speakers

        > Calendar & personal schedule - personal calendar and schedule to keep track of important dates and events

        > Live medical procedures - the unique and exciting opportunity to watch live medical procedures through state of the art Internet technology

        > Educational credits - the ability to earn continuing medical education credits, or CME, through online courses and listings of upcoming medical meetings

        > Medical library - access to comprehensive physician reference databases, journals and directories

        > Medical news hyperlinks - web links to relevant medical news sites

        > Pearl of the day -fun and informational daily pearls of wisdom on a variety of topics

        > Financial news hyperlinks - web links to sites providing stock quotes and other financial information

        > Online purchases - an online store where doctors can purchase books and medical supplies for their practices

        > Medical village - links to medical journals, medical schools, hospitals, and health care organizations around the world.

        > Surveys and clinical research trials - the opportunity for doctors to enroll in online surveys and clinical research trials

        > Concierge - the availability of a concierge to assist doctors in making consumer purchases

        > Disease and wellness centers - pages containing information on disease symptoms and treatments and on maintaining good health

        > Men's, women's, children's and seniors' health pages - pages containing health information and tips

        > Doctor's web site - ability to create an individualized web site through DoctorSurf.com

        > Personal emergency medical card - an identification card issued through DoctorSurf that contains personal health and doctor information in case of emergency

        Some of the services offered by DoctorSurf will have general application to doctors, and some will be targeted to medical specialties. Members of the web site do not have to accept DoctorSurf's offer of free shares in order to benefit from the web site's features. DoctorSurf plans to promote the web site to doctors through traditional marketing approaches, including attending medical conventions and placing advertisements in publications aimed at doctors. Therefore, even if there is minimal interest in this offering of free shares through the web site, DoctorSurf expects to be able to attract doctors to visit the web site and become members through alternative methods.

        The key factor in attracting advertising revenue is the size of DoctorSurf's subscriber base. DoctorSurf will not enter into any agreements or negotiations with advertisers until doctor members have subscribed to its web site. When DoctorSurf begins to attract doctor members, DoctorSurf plans to attract advertisers to its web site by demonstrating to those businesses that DoctorSurf's web site receives a high amount of traffic from doctors. However, the advertising revenue generated by DoctorSurf will be directly related to the number of doctor members to DoctorSurf's web site. If DoctorSurf cannot attract a sufficient number of doctor members, DoctorSurf's advertising revenue will be insufficient, which could cause DoctorSurf to cease operations.

        DoctorSurf plans to promote its doctor member base to pharmaceutical research and drug manufacturing companies to attract companies to enroll doctors in online surveys and clinical drug trials. Participating companies would pay a fee to DoctorSurf to be able to post advertisements for the surveys and drug trials on DoctorSurf's web site. Moreover, the companies would pay participating doctor members for volunteering for the surveys and drug trials. DoctorSurf would receive a portion of that payment from doctor members on DoctorSurf's web site in exchange for their participation in the surveys and drug trials.

        DoctorSurf will not enter into any agreements or negotiations with companies to enroll doctors in online surveys and clinical drug trials until its doctor member base is of sufficient size. DoctorSurf believes that a member base of 10,000 doctors will be necessary to generate revenue from online surveys and clinical drug trials. Once the doctor member base is established, marketing expenses will be the sole cost incurred by DoctorSurf to generate revenues from these sources. As DoctorSurf does not administer the surveys or the drug trials, DoctorSurf is not subject to federal or state governmental regulation with respect to these services. DoctorSurf may not be able to generate sufficient revenue unless its doctor members agree to participate in online surveys and clinical drug trials.

        DoctorSurf plans to partner with universities, hospitals, professors and doctors that are interested in providing online courses for continuing medical education, or CME, and serve as the liaison between doctors that would like to earn CME credits and those participating as CME providers. As DoctorSurf would serve only as the medium by which doctors may obtain CME credits and would not actually be the CME course provider, DoctorSurf would not have to be licensed to provide CME courses through the web site.

        DoctorSurf has entered into a technology agreement with Weblink Communications, Inc., now known as Hydrogen Media, Inc., for consulting and technology services related to its web site for a lump-sum fee of $14,450 plus a monthly maintenance fee of $359 for co-hosting and maintaining the web site. Under the agreement, Weblink Communications, Inc. has created a "coming soon" page and an e-mail solution for the web site. DoctorSurf's chief technology officer and the other technology personnel we plan to hire will work to develop and launch a customized, interactive web site.

        DoctorSurf's ongoing costs and expenses include the monthly fee charged by Weblink Communications to host and update our web site and salaries to our technology and administrative personnel. Future costs and expenses will include sales and marketing expenses incurred to acquire additional subscribers on the web site.

Liquidity and capital resources

        DoctorSurf believes that it has sufficient capital to complete the creation of its web site and fund operations for at least the next 12 months. DoctorSurf does not believe, however, that it will have sufficient capital to fully develop and implement its marketing plan for the web site.

        As a result, DoctorSurf believes that without the additional funds it would take a longer period of time to establish an awareness of the
DoctorSurf.com brand and attract a large member base of doctors. Therefore, DoctorSurf anticipates needing to raise $10 to $20 million through a future private placement of equity or convertible debt securities within the next twelve months. DoctorSurf has no specific plans relating to raising these funds and has had only preliminary discussions with entities that might assist DoctorSurf in raising these funds. There can be no assurance that DoctorSurf will be able to raise additional funds in amounts or on terms acceptable to DoctorSurf, if at all. If all of the 25 million shares are not issued within 12 months, DoctorSurf will not terminate this offering before raising additional funds.

        DoctorSurf's financial statements have been prepared assuming that it will continue as a going concern. DoctorSurf's losses from operations since its inception and its $750,000 potential liability associated with its private placement raise substantial doubt as to its ability to continue as a going concern. To date, no investor in DoctorSurf's private placement has accepted the offer to resell their shares and receive a refund of their purchase price. However, if all of DoctorSurf's private placement investors accept the offer to resell their shares, DoctorSurf may have to obtain financing for the $750,000 to be refunded to the private placement investors. Even if no private placement investor requests a refund of their purchase price, DoctorSurf will need to raise additional capital to fund operations. There can be no assurance that additional financing will be available on terms acceptable to DoctorSurf, if at all.

        If we raise additional funds by issuing equity securities or debt securities that are convertible into equity securities, the percentage ownership of our shareholders will be reduced and those securities may have rights and preferences that are senior to the common stock.

        The expected aggregate salary to employees is $50,000 per month.

Year 2000

        Many existing computer programs use only two digits to identify a year. These programs were developed without addressing the impact of the upcoming change in the century. If not corrected, many computer software applications could fail or create erroneous results by, at or beyond the year 2000. We use software, computer technology and other services internally developed and provided by third-party vendors that may fail because of the year 2000 phenomenon. We are also dependent on telecommunications vendors to maintain our communications network.

        Since our inception, we have internally developed substantially all of the systems for the operation of our web site. Based upon our assessment to date, we believe that our internally developed proprietary software is year 2000 compliant, but we cannot assure you that unanticipated year 2000 problems will not occur.

        We also believe that our third-party supplied software and computer technology is year 2000 compliant. All of our software and computer technology supplied by third-party vendors was purchased recently. In connection with these purchases, our vendors represented that each of the technology products was year 2000 compliant. Nonetheless, the failure of any software or systems upon which we rely to be year 2000 compliant could have a material negative impact on the operation of our web site.

        To date, we have not incurred any costs in connection with the year 2000 and we have not experienced any year 2000 problems. Based upon our assessment of our software and computer technology, we do not believe that we need to develop a year 2000 contingency plan. Moreover, the portion of our web site that will depend on services provided by third parties will not be operational until after January 1, 2000. That portion includes access to live medical procedures, continuing medical education courses and medical library and news material. Thus, we do not believe that we need a contingency plan with respect to these services. However, the failure of any of our third-party service providers to be year 2000 compliant could delay the offering of certain services to our members.

        The year 2000 readiness of the general system necessary to support our operations is difficult to assess. For instance, we depend on the integrity and stability of the Internet to provide our services. We also depend on the year 2000 compliance of the computer systems used by our members. Thus, the system necessary to support our operations consists of a network of computers and telecommunications systems located throughout the world and operated by numerous unrelated entities and individuals, none of which has the ability to control or manage the potential year 2000 issues that may impact the entire system. It is not possible to predict potential negative impact of year 2000 issues of these systems.

        Our worst-case year 2000 scenario would involve a major disruption in access to the Internet, a failure of our systems and a failure in the systems of our third-party service providers. This would result in the interruption of the use of our web site by our members and potential new members and would delay the implementation of our strategy.

                                    BUSINESS

General

        DoctorSurf was incorporated in April 1999 to provide a premier Internet web site for doctors that is dedicated to doctor education, communication and information exchange using state of the art technology, security, doctor authentication and a combination of Internet protocols. DoctorSurf plans to complete all phases of its DoctorSurf.com web site by the first quarter of 2000.

Industry background

        The Internet is a rapidly growing, exciting new means of communicating, accessing information and engaging in commerce. Several factors have led to the growth of the Internet, including the expanding use of personal computers in many homes and businesses, easy and affordable accessibility to information, technology developments permitting faster and user-friendly Internet connections, and increased awareness of the Internet among consumer and business users.

        Medical information is one of the fastest growing areas of interest on the Internet. Cyber Dialogue, an independent research company, predicted in late 1998 that 30 million people are expected to use the Internet for health and medical content in the next two years, according to a November 5, 1998 article in New Media Age magazine. Doctors who would like to obtain up-to-date information relevant to their practices and communicate with their colleagues can make use of the Internet to satisfy their information and communication needs. DoctorSurf will offer a web site that meets those needs by providing doctors fast and simple access to a variety of communications and information functions.

        Also, we believe that healthcare and pharmaceutical companies will have an increasing interest in using online advertising to reach target groups that reflect appealing and compatible demographics. According to a December 10, 1998 article in New Media Age magazine, Jupiter Communications, an independent research company, predicts that expenditures for online health and medical advertising will exceed $265 million by 2002. Overall, Jupiter Communications predicts that by 2002, North American companies will spend $7.7 billion advertising online, according to a March 15, 1999 article in Fortune magazine.

Our services

        The schedule for completing our web site and beginning to offer services is as follows:

        o       DoctorSurf  has  purchased  computers,  configured  its internal
                network,     and    installed    its     high-speed     Internet
                telecommunications line and server.

        o DoctorSurf's "coming soon" page and online application are available on its web site.

        o DoctorSurf has designed and programmed web site pages that contain a brief description of the web site and a skeleton of all channels to the web site.

        o DoctorSurf has identified companies, universities, hospitals or libraries that could provide resource material and content for the web site, such as access to databases, medical procedures, and continuing medical education courses.

        o DoctorSurf plans to enter into negotiations and agreements with those service and content partners that have been identified. In addition, DoctorSurf plans to form a medical advisory board composed of professors and deans of medical schools and doctors in various specialties that will advise DoctorSurf about the web site's content. To incorporate the content into the web site, DoctorSurf will need to identify and purchase existing software that is able to deliver the content on the web site or that DoctorSurf can configure to deliver the content on the web site.

        o DoctorSurf will then need to test the software programs to ensure that they implement the intended design for the web site before they are actually deployed.

        o By the end of the first quarter of 2000, DoctorSurf plans to have its web site completed with its initial service offerings. DoctorSurf anticipates that these service offerings will include free e-mail, discussion forums, interactive chats, continuing medical education courses, calendar and personal schedule features, medical library access, and medical news hyperlinks. New features will be added as they are developed.

DoctorSurf estimates that the costs to develop the web site up to this phase will be $650,000.

        The primary focus of DoctorSurf's business is to provide an education and communication forum for physicians that have an interest in sharing ideas and information, discussing clinical cases and the latest techniques with their colleagues, and participating in continuing medical education courses to obtain required educational credits easily and conveniently. Through various national marketing efforts, including promoting the site at medical conventions and expos and advertising in periodicals aimed at the doctor community, we will encourage doctors to visit the DoctorSurf.com web site and to experience and enjoy all of the benefits the web site has to offer.

        DoctorSurf will require each doctor member to provide his or her name, credentials, medical license and/or Drug Enforcement Agency, or DEA number. To become a member on the DoctorSurf web site and receive shares in this offering, interested doctors must also provide their telephone number and indicate their income level. The information provided by the doctors will be secured on the web site through transfer encryption technology and a firewall server. DoctorSurf may sell or rent the names on its subscriber list with the prior consent of each member, although it does not expect that the revenue from that activity will be substantial.

        Upon registration at the web site, the doctor's medical license and/or DEA number will be matched electronically against the American Medical Association's web site or similar sites to qualify the doctor for membership. Once inside the web site, doctors who are members may participate in a wide range of available features, from viewing clinical techniques to updating their personal and professional calendars. The doctors who are members may participate fully in the web site even if they do not wish to receive free shares.

        The web site will permit doctors to quickly access comprehensive physician reference databases, journals, directories and medical news hyperlinks to help them in their practices. Doctors who are members will also be able to earn continuing medical education credits and share experiences and exchange information in a private environment with other doctor members through e-mail, real-time discussions or message boards. Doctor members will also have access to online practice management tools and recruitment and job placement services. In addition, the web site will offer doctors an online store where doctors can purchase books and medical supplies for their practices, as well as an online concierge to assist doctors in making personal consumer purchases.

        DoctorSurf's web site will permit interested persons who are not doctors to access the site. Visitors to the web site who are not doctors will have the option of completing an online member application and providing their name, birth date, marital status, gender, and address. Regardless of whether or not visitors provide their personal information to DoctorSurf, however, they will have access only to the web site's medical library, medical news and financial information hyperlinks, online store, personal concierge, health pages, disease and wellness centers, and personal emergency medical card. They will also be able to access their own doctor's web site, if the doctor has created a web site page through DoctorSurf. In addition to having access to those features, visitors who complete the online member application will also have access to e-mail service through the web site. Visitors to the site that are not doctors, however, will not be able to receive any shares in this offering.

        The services available to visitors are expected to be offered on the web site by the end of the first quarter 2000, and we anticipate that the costs incurred for those services will be the corresponding amount of the salaries of our technology and marketing personnel that will develop these features on the web site and negotiate agreements with libraries and news providers, respectively.

Our strategy

        Our strategy is to develop a large base of Internet subscribers who are doctors through an attractive, user-friendly web site. The following are key elements of our strategy:

        o Create and implement a state-of-the art web site through our contract with Weblink Communications and through use of our technology personnel

        o Sign up doctors to be members on the web site, through our marketing efforts and through this offering for free shares

        o Enter into advertising arrangements with different businesses and companies that are interested in advertising on our web site, based on the number of DoctorSurf subscribers with high income levels through the efforts of the marketing personnel we plan to hire

        o Continually upgrade our web site to add new medical information and services to visitors and members

        There is no established business model for the sale of our service offerings over the Internet, and we may have to change our service offerings in the future. A possibility exists that a market for our services will never develop. If a market fails to develop or develops more slowly than expected, we might incur more losses than expected and we might not become profitable.

        To be successful, we must:

        o       attract a large membership base of doctors;

        o       increase awareness of our brand;

        o       develop and provide desirable services;

        o       continue to develop and upgrade our technology;

        o establish strategic relationships with service and content providers;

        o       build an operations structure to support our business; and

        o       attract and retain qualified personnel.

        We cannot guarantee that we will achieve these goals. We also cannot guarantee that doctors will accept our services as a replacement for traditional sources of the services that we plan to offer. Market acceptance of our services will depend on the continued growth in the use of the Internet in general and as a source of administrative and communication services in particular. The failure of our services to achieve market acceptance would prevent us from attracting a large doctor member base and would adversely affect our revenue. DoctorSurf does not intend to engage in related party transactions to generate revenue.

Key market

        DoctorSurf's  services  are  targeted to doctors who have an interest in
communicating  with  their  colleagues  and  obtaining  up-to-date   information
relevant to their practices.

Brand name

        DoctorSurf believes that establishing and maintaining the DoctorSurf.com brand and its reputation will be an important aspect of its effort to attract and expand its doctor member base and attract advertisers to its web site. To establish its brand name, DoctorSurf must successfully market its web site and doctors must perceive that DoctorSurf offers quality services. This might require that DoctorSurf spend more on marketing than it anticipates. If DoctorSurf fails to adequately establish its brand name, it will not be able attract a large doctor member base. DoctorSurf believes that attracting 10,000 doctor members will be necessary to generate revenues from online surveys and clinical drug trials. In addition, the amount of DoctorSurf's advertising revenue will depend in part on the size of our doctor member base.

        DoctorSurf has obtained the domain name "DoctorSurf.com." DoctorSurf cannot be certain that it will be able to register the "DoctorSurf.com" mark with the United States Patent and Trademark Office. If DoctorSurf is required to stop using the "DoctorSurf.com" mark after its web site is operating, current and potential members could be confused and DoctorSurf's business could be disrupted.

Third-party providers

        DoctorSurf will depend on third-parties to provide almost all of the services that it plans to offer to its members. These services include e-mail, discussion forums, interactive chats, practice management services, integrated bulletin boards, video conferencing, calendar and schedule, live medical procedures, and continuing medical education courses. Interruption of these and other services or the failure of these and other services to function properly could result in a reduction of our doctor member base.

        DoctorSurf also plans to enter into strategic partnerships with content providers to provide content for our web site. If DoctorSurf is not able to establish these strategic partnerships or if it is not able to deliver high quality content, DoctorSurf may not be able to attract and establish a large doctor member base for its web site.

Competition

        Due to the rapid expansion of the Internet, the market for Internet services and products is intensely competitive and rapidly changing. There are no substantial barriers to entry in the Internet market, and DoctorSurf expects that competition will continue to intensify. DoctorSurf will compete, directly and indirectly, for subscribers, and advertisers with other online services or web sites targeted to the healthcare industry generally, including mdadvice.com, WebMD.com, Healtheon, Americasdoctor.com, Accesshealth.com and DrKoop.com.

        DoctorSurf believes that the central factors for attracting and retaining doctor subscribers are the depth, breadth and timeliness of services and content, the ability of DoctorSurf.com to offer interesting and compelling services and content, ease of use and name recognition. DoctorSurf believes that the principal factors that will attract advertisers to DoctorSurf.com are the number of doctor members for the web site, the aggregate traffic on the web site, the demographics of the doctor subscribers and creativity in advertising placement on the site. To be competitive, DoctorSurf will need to respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis.

        Many of DoctorSurf's current and potential competitors have greater resources to devote to the development and promotion of their web sites in terms of a longer operating history, greater financial, technical and marketing resources, wider name recognition, and larger subscriber bases that in turn generate a greater ability to attract subscribers and advertisers. There can be no assurance that DoctorSurf will be able to compete successfully against current and future competitors, or that competitive pressures faced by DoctorSurf will not have a material adverse effect on its business, financial condition and operating results.

Employees

        As of the date of this prospectus, DoctorSurf has 13 employees, six of which are part-time employees and seven of which are full-time employees. Dr. Sharma, while serving as president of DoctorSurf, is devoting only part of his time to that effort. He spends approximately 20 to 25 hours a week in day-to-day management of DoctorSurf. Mr. Taneja also spends approximately 20 to 25 hours a week in his capacity as vice-president and secretary. Drs. Kapil, Amin, Choudhry, Puri and Averill spend approximately 8 to 10 hours a week in management activities in their capacities as vice-presidents of DoctorSurf.

        DoctorSurf's full-time employees consist of a chief executive officer, a chief technology officer, three computer programmers, and two web site designers. DoctorSurf expects its internal technology department to complete the development of its web site, which was started by Weblink Communications. Before employing an internal technology department, DoctorSurf outsourced its technology projects through a contractual arrangement with Weblink Communications, which created a "coming-soon" page and established e-mail service on a server.

        DoctorSurf is currently searching for additional management level employees, including a chief financial officer.

Government regulation

        DoctorSurf is currently not subject to direct government regulation other than regulations that apply to businesses generally. Few laws currently exist that specifically regulate communications or commerce over the Internet. A number of proposals by federal and foreign governments may lead to laws or regulations concerning various aspects of the Internet, including the collection of personal information online. If the United States or foreign governments adopt legislation protecting user privacy, that legislation could affect DoctorSurf's ability to collect or use personal information.

        The applicability to the Internet of existing laws is uncertain. If new laws are adopted or existing laws are applied in an unforeseen manner, it may decrease the use of the Internet, which would decrease the demand for our services and increase our cost of doing business.

Potential liability

        DoctorSurf may be subject to third party claims for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of information supplied on its web site, either directly or through third parties, including materials retrieved from a web site to which DoctorSurf has established a link from its web site. These claims could result in damages being assessed against DoctorSurf. In addition, DoctorSurf could incur significant costs in investigating and defending against those types of claims.

Security risks

        DoctorSurf will rely on the Internet and will depend on the continuous, reliable and secure operation of Internet servers and related hardware and software. DoctorSurf's systems will be susceptible to outages and interruptions due to fires, floods, power losses, telecommunications failures, break-ins, and similar events. Also, the systems of DoctorSurf's third-party service and content providers will be subject to similar risks. To the extent that DoctorSurf's service is interrupted or its doctor members are inconvenienced, DoctorSurf could suffer from a loss in advertising or a decreased doctor member base. DoctorSurf does not expect to have full redundancy for all of our computer systems and does not expect to maintain a back-up data facility.

        DoctorSurf will retain confidential information in its database concerning its members. Therefore, maintaining the security of our confidential information is critical. Despite the implementation of security measures, DoctorSurf's systems may be vulnerable to electronic break-ins, computer viruses, programming errors or similar disruptive problems. A material security breach could damage DoctorSurf's reputation or expose it to liability.

Properties

        DoctorSurf leases approximately 1,800 square feet of office space for our executive offices and our operations in Largo, Florida. The office are located at facilities located at 6925 112th Circle North, Suite 101, Largo, Florida, 33773. The lease expires on August 31, 2000 and is renewable by DoctorSurf for an additional one-year term. The monthly lease payments are $1,200.

Legal proceedings

        DoctorSurf is not a party to any material legal proceedings.

                                   MANAGEMENT

Directors, executive officers and key employees

        The directors, executive officers and key employees of DoctorSurf and their ages and positions held with DoctorSurf are as follows:

Name                               Age    Positions
----                               ---    ---------

George L. Stuart, Jr..............  53    chief executive officer
Rakesh K. Sharma, M.D.............  42    president and director
Jugal K. Taneja...................  55    vice-president, secretary and director
Sanjiv Kapil, M.D.................  31    vice-president
Mahesh Amin, M.D..................  43    vice-president
Umesh Choudhry, M.D...............  38    vice-president
R.S. Puri, M.D....................  63    vice-president
Venkata Rao Emandi, M.D...........  58    vice-president
Francis J. Averill, M.D...........  41    vice-president
Martin A. Traber..................  53    director
John P. Seeman....................  39    chief technology officer

        Each of DoctorSurf's directors is elected for a one-year term at the annual meeting of shareholders and serves until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. DoctorSurf is not currently paying, and has no current plan to pay, any compensation to directors for their service on the board.

               George L. Stuart, Jr. has been DoctorSurf's full-time chief executive officer since December 1, 1999. For the past two years Mr. Stuart was vice-president and director of Leapfrog Smart Products, Inc., a high-technology smart card development company in Orlando, Florida. He currently serves as a director of that company. From 1995 to 1997 Mr. Stuart was a partner in Stuart/Cloud Enterprises, a government relations, business development and organizational consulting firm in Tallahassee, Florida. From 1991 to 1995, Mr. Stuart served as the secretary/chief executive officer of the State of Florida's Department of Business and Professional Regulation.

               Dr. Rakesh K. Sharma is DoctorSurf's president and has served on the board of directors since DoctorSurf's inception. For the last five years he has been a cardiologist and has been a member of the medical staff of several hospitals in the Tampa Bay, Florida area. Dr. Sharma has been on the board of directors of Dynamic Health Products, Inc., a public Florida corporation that manufactures and packages health products and nutritional supplements, since March 1999.

               Jugal K. Taneja is a vice-president and secretary of DoctorSurf and has served on the board of directors since DoctorSurf's inception. From November 1991 until December 1998, Mr. Taneja served as the chairman of the board and as chief executive officer of NuMED Home Health Care, Inc., a provider of home health care services and contract staffing of health care employees. He is currently a director of NuMED. From June 1993 until March 1998, he was also the chief executive officer of National Diagnostics, Inc., a provider of medical diagnostic services. NuMED and National Diagnostics, Inc., are publicly traded companies. Mr. Taneja has also been the chairman of the board of Nutriceuticals.com, Inc., a public company engaged in e-commerce, since March 1997. In addition, Mr. Taneja is currently serving as the chairman of the board of Dynamic Health Products, Inc., a public Florida corporation that manufactures and packages health products and nutritional supplements. He has held that position since Dynamic's inception in January 1998.

               Dr. Sanjiv Kapil is a vice-president of DoctorSurf. Dr. Kapil is a rheumatologist and for the last five years has been practicing in a multi-specialty group at a clinic in the Tampa Bay, Florida area.

               Dr. Mahesh Amin is a vice-president of DoctorSurf. Dr. Amin is a cardiologist who has been in private practice in Clearwater, Florida for the last five years.

               Dr. Umesh Choudhry is a vice-president of DoctorSurf. During the last five years, Dr. Choudhry was on the teaching staff at the University of Florida's medical school until April 1999 and is now practicing as a gastroenterologist in Clearwater, Florida. Dr. Choudhry has served as the president of Advanced Digestive Care, P.A., a Florida corporation formed for Dr. Choudhry's medical practice, since June 1999.

               Dr. R.S. Puri is a vice-president of DoctorSurf. For the last five years, Dr. Puri has been a general practitioner with offices in Lakeland and Winter Haven, Florida.

               Dr. Venkata Rao Emandi is a vice-president of DoctorSurf. During the past five years, Dr. Emandi has been an oncologist in private practice in the Tampa Bay, Florida area.

               Dr. Francis J. Averill is a vice-president of DoctorSurf. During the past five years, Dr. Averill has worked as a pulmonologist at the Diagnostic Clinic in Largo, Florida and currently is the director of the intensive care unit at Largo Medical Center.

               Martin A. Traber has served on the board of directors since DoctorSurf's inception. He has been a partner in the law firm of Foley & Lardner since August 1994. Prior to joining Foley & Lardner, Mr. Traber was a partner in the law firm of Arter & Hadden were he served for 10 years on the firm's management committee and was national chairman of the business and corporate departments and of the marketing and business development committee. Mr. Traber has over 27 years of experience in corporate finance and securities law.

               John P. Seeman has been DoctorSurf's full-time chief technology officer since August 1, 1999. Mr. Seeman was president of All World Network, Inc., an Internet e-commerce development company, for the last five years. Mr. Seeman has been a faculty member at the University of South Florida's Information Science and Decision Systems department lecturing on object-oriented design, database design and programming languages since 1988.

        DoctorSurf has obtained directors' and officers' insurance.

Executive compensation

        DoctorSurf's chief executive officer, George Stuart, will be paid an annual salary of $125,000. DoctorSurf's chief technology officer, John Seeman, will be paid an annual salary of $85,000. No compensation is currently paid to the other officers of DoctorSurf.

Employment agreements

        DoctorSurf plans to enter into an employment agreement with George Stuart for his position as DoctorSurf's chief executive officer. DoctorSurf has not entered into any employment agreements with any other of its employees.

Key-man life insurance arrangements

        DoctorSurf has not obtained any key-man life insurance.

                             PRINCIPAL SHAREHOLDERS

        The  following  table  sets  forth  information   regarding   beneficial
ownership of DoctorSurf's common stock:

        o each person who is known to own beneficially more than 5% of the outstanding shares of DoctorSurf's common stock,

        o       each of DoctorSurf's directors,

        o       each of DoctorSurf's officers, and

        o       all directors and executive officers of DoctorSurf as a group:

Name and Address                                    Number of shares  Percentage
----------------                                    ----------------  ----------
Rakesh K. Sharma
    1819 Alicia Way
    Clearwater, FL  33764...........................    5,000,000       19.42%
21st Century Health Care Fund
    7270 Sawgrass Point Drive
    Pinellas Park, FL  33782........................    2,500,000        9.71
Carnegie Capital Ltd.
    7270 Sawgrass Point Drive
    Pinellas Park, FL  33782........................    2,500,000        9.71
John Armbruster
    665 Bay Esplanade #4
    Clearwater, FL  33767...........................    2,500,000        9.71
Brod Living Trust
    1 Cedar Glen Drive
    Blairstown, NJ  07825...........................    2,500,000        9.71
Stephen M. Watters
    6950 Bryan Dairy Road
    Largo, FL  33777................................    2,500,000        9.71
R.S. Puri
    1209 Lakepoint Terrace
    Lakeland, FL  33813.............................    1,000,000        3.88
Mahesh Amin
    1802 Nottingham Care
    Clearwater, FL  33764...........................    1,010,000        3.92
Sanjiv Kapil
    207 S. Coolidge Avenue
    Tampa, FL  33609................................    1,000,000        3.88
Jugal K. Taneja
    7270 Sawgrass Point Drive
    Pinellas Park, FL  33782........................   5,900,000*       22.91*

Umesh Choudhry
    7920 Oliver Road
    Largo, FL  33777................................     500,000         1.94
Francis J. Averill
    2140 Long Bow Lane
    Clearwater, FL 33764............................     500,000         1.94
Venkata Rao Emandi
    5723 West Shore Drive
    New Port Richey, FL 34652.......................     70,000          .27
Martin A. Traber
    Foley & Lardner
    100 N. Tampa Street
    Suite 2700
    Tampa, FL  33602................................        0             0
All current directors and officers as a group -
nine persons                                           14,980,000       58.18

------------------------------------------------

*Includes 900,000 shares owned directly and 5,000,000 shares owned by 21st Century Health Care Fund and Carnegie Capital Ltd. Mr. Taneja is the beneficial owner of the shares held by those two entities.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

General

        We do not have a policy with regard to entering into transactions with affiliates.

Facilities

        DoctorSurf's operations previously were located at facilities located at 6950 Bryan Dairy Rd., Largo, FL 33777, owned by Dynamic Health Products, Inc. Jugal K. Taneja, who is a director and a vice-president of DoctorSurf, is the beneficial owner of all of outstanding shares of common stock of that company. Also, Dr. Sharma, who is a director and president of DoctorSurf, is on the board of directors of that company. DoctorSurf shares its facilities with Nutriceuticals.com., of which Mr. Taneja is chairman of the board of directors and Stephen Watters is president. No rent will be charged for DoctorSurf's use of those facilities during our initial development phase. DoctorSurf has moved its operations to new office space located at 6925 112th Circle North, Suite 101, Largo, Florida, 33773.

Legal counsel

        Our legal counsel is Foley & Lardner. Martin A. Traber is a partner at Foley & Lardner, as well as a director on DoctorSurf's board of directors.

Transactions with promoters

        Dr. Rakesh K. Sharma, Jugal K. Taneja, John Armbruster, Stephen Watters, Albert T. Brod, and Lois N. Brod are promoters. Mr. Armbruster and Mr. Watters each purchased 2,500,000 shares of common stock from DoctorSurf at a price of $.01 per share. Albert T. Brod and Lois N. Brod are the principals of the Brod Living Trust, which purchased 2,500,000 shares of common stock from DoctorSurf at a price of $.01 per share.

Technology Agreement with Weblink Communications, Inc.

        John Armbruster, a beneficial owner of 9.71% of the outstanding shares of DoctorSurf's common stock, is the principal of Weblink Communications, Inc. Stephen Watters, a beneficial owner of 9.71% of the outstanding shares of DoctorSurf's common stock, is listed as the initial "control person" in the technology agreement entered into between DoctorSurf and Weblink Communications, Inc. His responsibilities in that regard extend only to serving as a contact person for DoctorSurf in communications with Weblink.

                            DESCRIPTION OF SECURITIES

Description of capital stock

        Our authorized capital stock consists of 95,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The following is a description of our capital stock.

Common stock

        In May 1999 DoctorSurf issued 25,000,000 shares of common stock to seventeen investors in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. Also, in June through August 1999, DoctorSurf issued 750,000 shares in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. A possibility exists that an exemption from registration was not available for the shares of common stock that we sold in our private placement. Accordingly, we have offered to each purchaser in the private placement the right to resell their shares and receive a refund of the price paid by them of $1 per share. See "Recent Developments".

        The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of shareholders, and except as provided by resolutions of DoctorSurf's board of directors providing for the issuance of any class or series of preferred stock, the exclusive voting power for all purposes is vested in the holders of common stock.

        Subject to the preferential rights of holders of preferred stock as provided by resolutions of DoctorSurf's board of directors authorizing the issuance of any class of preferred stock, holders of common stock are entitled to receive their pro rata share, based upon the number of shares held by them, of any dividends or other distributions as may be declared by the board of directors. In the event of a liquidation, dissolution, or winding up of DoctorSurf, holders of common stock are entitled to share ratably in all assets remaining after the payment or provision of DoctorSurf's debts and other liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are, and the shares of common stock involved in this offering will be, when issued, validly issued, fully paid and nonassessable.

        If DoctorSurf distributes all of the shares of common stock being offered in this offering, its current executive officers and directors will beneficially own or have voting control over approximately 29.9% of the outstanding common stock. Accordingly, these individuals, if they act as a group, will have substantial influence over all matters requiring shareholder approval, including the election of DoctorSurf's directors. Also, this concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of DoctorSurf.

        Because DoctorSurf's common stock is not listed on any securities exchange or the Nasdaq Stock Market and does not have a trading price of at least $5 per share, our common stock is subject to federal penny stock regulations. As a result, the market liquidity for the shares being offered in this offering could be adversely affected because these regulations require broker-dealers to make a special suitability determination for the purchase and to have received the purchaser's written consent to the transaction prior to sale. This makes it more difficult administratively for broker-dealers to buy and sell stock subject to the penny stock regulations on behalf of their customers. As a result, it may be more difficult for a broker-dealer to sell the shares purchased in this offering.

        Also, no public trading market in the common stock exists, and DoctorSurf cannot be certain that one will develop. If an active trading market for the common stock does not develop, a purchaser of shares in this offering may not be able to sell those shares and an increase in the value of the shares is less likely.

Preferred stock

        DoctorSurf's articles of incorporation authorize the board of directors to provide by resolution for the issuance from time to time of up to 5,000,000 shares of preferred stock in one or more class or series, with any special rights and preferences, including but not limited to dividend or liquidation preferences, voting rights and redemption rights, anti-dilution rights or conversion rights, as the board may specify.

        If DoctorSurf were to issue preferred stock, that class of stock would have the right to vote as a class on a merger or sale of assets of DoctorSurf. Accordingly, the issuance of preferred stock could have the effect of delaying or preventing a change in control of DoctorSurf, even if a change in control were in the best interests of the common stock shareholders.

        As of the date of this prospectus, the board of directors has not authorized the issuance of any class or series of preferred stock and no shares of preferred stock are issued or outstanding.

                              PLAN OF DISTRIBUTION

        Dr. Rakesh Sharma will be responsible for distributing the shares through our web site. The material steps that a potential investor must complete in order to subscribe for our shares are as follows:

        o A doctor who logs onto our web site will have the option of becoming a "member" by completing an online application that asks for personal information, including name, address, type of practice and specialty, license and Drug Enforcement Agency, or DEA, number, annual income, and personal interests.

        o The online application will also have a box that permits a doctor who is interested in receiving 100 free shares to click on that box for more information. The box will contain a statement that a registration statement has been filed with the SEC, and offer a hyperlink to the final prospectus, which the doctor will be able to download if he or she wishes. DoctorSurf will also make available a paper copy of the final prospectus upon request by a potential investor. The doctor has the option of then confirming that he or she has received the prospectus and would like to receive the free shares by clicking on another box. The doctor must confirm that he or she has received the prospectus before receiving shares.

        o A doctor who is interested in receiving the free shares will also be able to indicate his or her preference in the method of receiving the shares: 1) by book entry recordation of the shares through DoctorSurf's stock transfer agent, Continental

                Stock Transfer & Trust Company; or 2) by mailing a stock certificate to the doctor through the stock transfer agent. A small fee may be charged to doctors who choose to receive a stock certificate.

        o Once the doctor clicks on a box confirming that he or she has received the prospectus and indicated a preference on how he or she would like to receive the 100 free shares, we will verify the information on that doctor's online application and notify the doctor by e-mail within a short period of time whether his or her subscription has been accepted. We will then either issue uncertificated shares through book entries by our stock transfer agent or mail a stock certificate evidencing ownership of the shares to the doctor through our stock transfer agent. If uncertificated shares are issued, we will send to the doctor a written statement setting forth:

                o       our name;

                o       that we are organized under the laws of Florida;

                o       the name of the person to whom the shares are issued;

                o       the number and class of shares;

                o       the  designations,   relative  rights,  preferences  and
                        limitations applicable to each class of stock and each series of classes of stock;

                o the authority of our board of directors to determine variations for future series of classes of stock; and

                o       any restrictions on transfer of the shares.

        All doctor members who complete the online application, receive the prospectus, and indicate an interest in receiving our free shares will receive 100 shares. The doctors who elect to receive our free shares will not have any post-subscription obligations.

        No affiliates of DoctorSurf may subscribe for our shares, and we do not have any plans or arrangements with anyone regarding the development of a trading market of the common stock. If there is minimal interest in this offering, we do not intend to open the offering to the general public. There are approximately 80 holders of record for the common stock.

        To offer its shares in certain states, DoctorSurf is relying on exemptions from registration under state securities laws that require that investors have investment intent and be accredited. Those states are Colorado, Connecticut, Delaware, Hawaii, Illinois, Indiana, Iowa, Kansas, Kentucky, Maine, Minnesota, Nebraska, Nevada, New Jersey, New Mexico, North Dakota, Oklahoma, Rhode Island, South Dakota, Texas, Utah, Virginia, West Virginia, Wisconsin, and Wyoming. Investment intent means that investors must have an intent to hold the shares that they receive for a minimum of 12 months. An investor is accredited if:

        o he or she has an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

        o he or she has an individual net worth, or a joint net worth with his or her spouse, in excess of $1,000,000.

        Doctors who reside in those states will receive shares in this offering only if they are accredited investors and if they indicate to DoctorSurf that they intend to hold their DoctorSurf shares for 12 months, unless the transfer is made to another accredited investor. For a 12-month period following their receipt of the shares, doctors in those states generally will not be permitted to transfer shares to persons who are not accredited investors.

        This is neither a solicitation to buy nor an offer to sell our shares to persons in the following jurisdictions: Alabama, Alaska, Arizona, Arkansas,
California,   Florida,   Guam,   Idaho,   Maryland,   Massachusetts,   Michigan,
Mississippi, Missouri, Montana, New Hampshire, New York, North Carolina, Ohio, Oregon, Pennsylvania, Puerto Rico, South Carolina, Tennessee, Vermont, and Washington. Persons in those jurisdictions can not receive shares in this offering.

                        SHARES AVAILABLE FOR FUTURE SALE

        Upon completion of this offering, DoctorSurf will have 50,750,000 shares of common stock outstanding, assuming all shares being offered are sold. The 25,000,000 shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act.

        The remaining approximately 25,750,000 shares of common stock will be "restricted" securities within the meaning of Rule 144 of the Securities Act of 1933, and may not be sold in the absence of registration under the securities laws unless an exemption from registration is available.

        One of those exemptions is Rule 144. In general, Rule 144 allows a shareholder who has beneficially owned restricted securities for at least one year to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 also must be sold through brokers or "market makers" and current public information regarding the company must be available. Shares properly sold in reliance on Rule 144 to persons who are not affiliates of DoctorSurf become freely tradable without restriction. Rule 144 also permits sales by a person who has beneficially owned shares for at least two years and who is not an affiliate of the company. DoctorSurf's affiliates are people that directly or indirectly control DoctorSurf, are controlled by DoctorSurf, or are under common control with DoctorSurf. For example, DoctorSurf's directors, executive officers, and significant shareholders are affiliates.

                                     EXPERTS

        The financial statements of DoctorSurf.com, Inc., as of June 30, 1999, and for the period from May 14, 1999 (date of inception) to June 30, 1999, appearing in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        The validity of the common stock offered in this offering will be passed upon by Foley & Lardner. Martin A. Traber, a partner at Foley & Lardner, also serves on DoctorSurf's board of directors.

                           HOW TO GET MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to this offering. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and its accompanying exhibits and schedules. For further information with respect to DoctorSurf and the securities in this offering, please see the registration statement and the accompanying exhibits and schedules.

        Statements contained in this prospectus as to the contents of any agreement or any other document summarize only the material provisions of such document and are not necessarily complete, and in each instance, reference is made to the copy of the agreement or document filed as an exhibit to the registration statement, with each statement being qualified in all respects by their reference.

        We will file annual, quarterly, and current reports, proxy statements, and other documents with the Commission. You may read and copy any document that we file with the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of those materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Our filings with the Commission are also available from the Commission's web site at http://www.sec.gov.

-----------------------------------------------------------------------
 DoctorSurf.com, Inc.
 (A Development Stage Company)

 Financial Statements
 as of June 30, 1999 and for the Period from May 14, 1999 (date of inception) to June 30, 1999 and Independent Auditors' Report

DOCTORSURF.COM, INC.
(A Development stage company)
TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                 F-3

FINANCIAL  STATEMENTS  AS OF JUNE 30,  1999 AND FOR THE PERIOD
 FROM MAY 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 1999:

    Balance Sheet                                                            F-4

    Statement of Operations                                                  F-5

    Statement of Stockholders' Equity                                        F-6

    Statement of Cash Flows                                                  F-7

    Notes to Financial Statements                                            F-8

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of DoctorSurf.com, Inc.:

               We have audited the accompanying balance sheet of DoctorSurf.com, Inc. (a development stage company) (the "Company") as of June 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period from May 14, 1999 (date of inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

               We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

               In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1999, and the results of its operations and its cash flows for the period from May 14, 1999 (date of inception) to June 30, 1999, in conformity with generally accepted accounting principles.

               The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in the development and management of an Internet site. As discussed in Notes 2 and 3 to the financial statements, the Company's operating loss since inception and the contingency surrounding equity shares issued as part of the Private Placement Memorandum raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.





Deloitte & Touche LLP
Certified Public Accountants
Tampa, Florida
September 30, 1999

DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
JUNE 30, 1999
-----------------------------------------------------------------------------------------------------

ASSETS
Cash                                                                                     $ 290,631
Investments - certificate of deposit                                                       200,000
Prepaid expenses                                                                            10,950
                                                                                         ---------

TOTAL ASSETS                                                                             $ 501,581
                                                                                         =========


LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                                    $  31,875
                                                                                         ---------

COMMON STOCK SUBJECT TO RESCISSION OFFER - $.01 par value, 320,000 shares
  issued and outstanding (Note 3)                                                          320,000
SUBSCRIPTION RECEIVABLE                                                                    (50,000)
                                                                                         ---------

                                                                                           270,000
                                                                                         ---------

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value - 5,000,000 shares authorized;
    no shares issued or outstanding                                                              -
  Common stock, $.01 par value - 95,000,000 shares authorized;
    25,000,000 shares issued and outstanding                                               250,000
  Deficit accumulated during the development stage                                         (50,294)
                                                                                         ---------

           Total stockholders' equity                                                      199,706
                                                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $ 501,581
                                                                                         =========


See notes to financial statements.


DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 1999
-----------------------------------------------------------------------------------------------------

OPERATING EXPENSES                                                                       $ (50,294)
                                                                                         ---------

NET LOSS                                                                                 $ (50,294)
                                                                                         =========


See notes to financial statements


DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY
PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 1999
-----------------------------------------------------------------------------------------------------------------------------------


                                            Preferred Stock               Common Stock         Additional
                                           --------------------  --------------------------     Paid-in      Retained
                                            Shares    Amount        Shares         Amount       Capital      Earnings        Total
INITIAL ISSUANCE OF COMMON
  STOCK, MAY 14, 1999 (Note 1)                 -       $ -        25,000,000     $ 250,000      $   -       $       -     $ 250,000

  Net loss                                     -         -                 -             -          -         (50,294)      (50,294)
                                            -----      ----       ----------     ---------      -----       ---------     ---------

BALANCES, JUNE 30, 1999                        -       $ -        25,000,000     $ 250,000      $   -       $ (50,294)    $ 199,706
                                            =====      ====       ==========     =========      =====       =========     =========

See notes to financial statements.


DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 1999
-------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                               $ (50,294)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Increase in prepaid expenses                                                           (10,950)
    Increase in accounts payable and accrued expenses                                       31,875
                                                                                         ---------

           Net cash used in operating activities                                           (29,369)
                                                                                         ---------

CASH USED IN INVESTING ACTIVITIES -
  Investment in certificate of deposit                                                    (200,000)
                                                                                         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from collection of subscription receivable                                        5,000
  Proceeds from common stock subject to rescission offer (Note 3)                          270,000
  Proceeds from issuance of common stock                                                   245,000
                                                                                         ---------

           Net cash provided by financing activities                                       520,000
                                                                                         ---------

NET INCREASE IN CASH                                                                       290,631

CASH, BEGINNING OF PERIOD                                                                        -
                                                                                         ---------

CASH, END OF PERIOD                                                                      $ 290,631
                                                                                         =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                               $       -
                                                                                         =========

  Cash paid during the period for income taxes                                           $       -
                                                                                         =========

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
  Issuance of common stock for subscription receivable                                   $  50,000
                                                                                         =========


See notes to financial statements.

DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
period FROM MAY 14, 1999 (DATE OF INCEPTION) TO JUNE 30, 1999
--------------------------------------------------------------------------------


1.    ORGANIZATION AND NATURE OF BUSINESS

         DoctorSurf.com, Inc. (the "Company") was formed pursuant to the Florida Business Corporation Act on April 15, 1999. On May 14, 1999, 25 million common shares of the Company were sold in exchange for $250,000. The Company was incorporated to provide a premier Internet web site for doctors that is dedicated to doctor education, communication, and information exchange using state-of-the-art technology, security, doctor authentication, and a combination of Internet protocols. The Company is actively working on activating its web site during the first quarter of 2000. The Company's fiscal year-end is December 31.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation - The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the financial statements, the Company is a development stage enterprise, which has yet to generate revenues to support further operations. As of June 30, 1999, the Company had not hired any employees. Certain shareholders of the Company had contributed their personal services to the Company; however, the value of these services is considered immaterial and, therefore, no expense has been recorded. In order to fund operations to date, the Company has relied on funding raised from sales of the Company's equity securities. The Company's operating losses since inception and the contingency surrounding equity shares issued as part of the Private Placement Memorandum (see Note 3) raise substantial doubt about its ability to continue as a going concern.

         The Company's success is dependent upon its ability to raise additional, sufficient investment capital to support the design and implementation of viable Internet web sites, thereby generating revenues to continue to fund operations. Management believes that, via a planned private offering, the Company will be able to generate sufficient working capital to sustain operations and allow such development activities to occur.

         The Company is subject to the risks and difficulties experienced by any new Internet-based business, such as limited operating history, competition, potential inability to locate Internet service providers and possible changes in domestic and foreign government regulation which may affect the acceptability of the Company's product by customers. Ultimately, the attainment of profitable operations is dependent upon future events including achieving a level of sales to support the Company's cost structure.

         Cash and Cash Equivalents - The Company considers all highly liquid investments with a maturity at time of purchase of three months or less to be cash equivalents.

         Concentration of Risk - The Company maintains its cash and its certificate of deposit in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         Subscription Receivable - On June 21, 1999, in connection with the private placement in process (see Note 3), the Company entered into a stock subscription agreement with an individual to sell 75,000 shares of the Company's common stock at a purchase price of $1.00 per share. The Company received

         $25,000 cash and a subscription receivable for $50,000. The receivable balance at June 30, 1999 was $50,000 and payment is due during November 1999.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reported period. Actual results could differ from those estimates.

         Income Taxes - The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under SFAS 109, the Company uses the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws.

         The Company has a gross deferred tax asset as of June 30, 1999 of approximately $18,800. This asset is comprised of the potential future tax benefit of its operating losses to date. Management has evaluated the available evidence regarding the future taxable income and other possible sources of realization of deferred tax assets. A 100 percent valuation allowance has been established by management against the gross deferred tax asset as it is more likely than not that the deferred tax asset will not be realized.

         Fair Value of Financial Instruments - The estimated fair value of amounts reported in the financial statements have been determined by using available market information and appropriate valuation methodologies. The carrying values of assets and liabilities approximate their fair values because of their short-term nature.

         New Accounting Pronouncement - The American Institute of Certified Public Accountants issued Statement of Position ("SOP") No. 98-5, Reporting on the Costs of Start-Up Activities. The standard provides guidance on the financial reporting costs for start-up costs and organization costs. This standard requires cost of start-up and organization costs to be expensed as incurred, and is effective for fiscal years beginning after December 15, 1998. The Company does not believe adoption of this SOP will have a material impact on its financial statements.

3.    COMMITMENTS AND CONTINGENCIES

         Pursuant to a Private Placement Memorandum, the Company offered 750,000 shares of the Company's common stock to be purchased at $1 per share. As of June 30, 1999, 320,000 shares of the 750,000 shares offered had been sold. In July and August 1999, the Company received an additional $430,000 from the issuance of 430,000 shares of common stock related to this Private Placement Memorandum. Due to a possible violation of the Securities Act of 1933 requirements, the Company has issued a memorandum to the purchasers of the shares enabling them to sell their shares back to the Company through August 25, 2000 for the purchase price of $1. As such, the proceeds from the issuance of the 320,000 shares of common stock have been classified outside of equity in the accompanying balance sheet under the caption Common Stock Subject to Rescission Offer. For the period from June 30, 1999 to September 30, 1999, no investors have requested the Company to repurchase their shares.

4.    SUBSEQUENT EVENTS

         The Company is in the process of completing a Form SB-2 filing for the issuance of 25,000,000 shares of common stock to be issued at no cost to doctors who become secured members on the Company's web site. The fair market value of these shares will be charged to operations as promotion costs at the time of their issuance.

         During  September  1999,  the Company  hired  employees to maintain and
         update  the   Company's  web  site.   These   employees  are  receiving
         compensation.

         During September 1999, the Company entered into an operating lease agreement for office space. The term of the lease is one year and calls for monthly rental payments of $1,200 plus applicable taxes.

         During September 1999, the Company entered into a capital lease agreement for computer equipment. The term of the lease is three years and calls for monthly rental payments of approximately $1,850 plus applicable taxes. The lease agreement contains a bargain purchase option.

--------------------------------------------------------------------------------
      DoctorSurf.com, Inc.
      (A Development Stage Company)
      Condensed Financial Statements (Unaudited) as of September 30, 1999 and for the Period from May 14, 1999 (date of inception) to September 30, 1999

DOCTORSURF.COM, INC.
(A Development stage company)

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            Page

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
 AS OF SEPTEMBER 30, 1999 AND FOR THE PERIOD FROM
 MAY 14, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999:

     Condensed Balance Sheet                                                F-13

     Condensed Statements of Operations                                     F-14

     Condensed Statement of Stockholders' Equity                            F-15

     Condensed Statements of Cash Flows                                     F-16

     Condensed Notes to Financial Statements                                F-17

DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 1999
------------------------------------------------------------------------------------------------------------------------


ASSETS

Cash                                                                                     $  40,778
Investments - certificates of deposit                                                      802,540
Prepaid expenses                                                                            38,766
                                                                                         ---------

                                                                                           882,084

Property and equipment - net                                                                67,706
Other assets                                                                                 1,603
                                                                                         ---------

TOTAL ASSETS                                                                             $ 951,393
                                                                                         =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                                    $ 103,939
Current portion of long-term obligations                                                    29,302
                                                                                         ---------

                                                                                           133,241
                                                                                         ---------

COMMON STOCK SUBJECT TO RECISSION OFFER -
  $.01 par value, 750,000 shares issued and outstanding                                    750,000
SUBSCRIPTION RECEIVABLE                                                                    (45,000)
                                                                                         ---------

                                                                                           705,000
                                                                                         ---------

LONG-TERM OBLIGATIONS LESS CURRENT PORTION                                                  40,001
                                                                                         ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value - 5,000,000 shares authorized;
    no shares issued or outstanding                                                              -
  Common stock, $.01 par value - 95,000,000 shares authorized;
    25,000,000 shares issued and outstanding                                               250,000
  Paid-in capital                                                                           84,000
  Deficit accumulated during the development stage                                        (260,849)
                                                                                         ---------

           Total stockholders' equity                                                       73,151
                                                                                         ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $ 951,393
                                                                                         =========

See condensed notes to financial statements.

DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 1999 AND
PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
------------------------------------------------------------------------------


                                        Three Months            Period From
                                            Ended              May 14, 1999 to
                                      September 30, 1999     September 30, 1999

OPERATING EXPENSES                      $ (220,344)             $ (270,638)

INTEREST INCOME                              9,789                   9,789
                                        ----------              ----------
NET LOSS                                $ (210,555)             $ (260,849)
                                        ==========              ==========

See condensed notes to financial statements


DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)
PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Deficit
                                                                                                           Accumulated
                                                     Preferred Stock                                       During the
                                                   ---------------------    Common Stock         Paid-in   Development
                                                    Shares   Amount      Shares       Amount     Capital     Stage          Total

INITIAL ISSUANCE OF COMMON
  STOCK, MAY 14, 1999                                  -       $ -     25,000,000   $ 250,000    $     -   $       -     $ 250,000

 Net loss                                              -         -              -           -          -    (260,849)     (260,849)

  Capital contribution for services
    rendered                                           -         -              -           -     84,000           -        84,000

BALANCES, SEPTEMBER 30, 1999                           -       $ -     25,000,000   $ 250,000    $84,000    $(260,849)    $ 73,151


See condensed notes to financial statements.


DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED SEPTEMBER 30, 1999 AND
PERIOD FROM MAY 14, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
---------------------------------------------------------------------------------------------------------------------------------

                                                                                           Three Months              Period From
                                                                                               Ended               May 14, 1999 to
                                                                                        September 30, 1999       September 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                  $ (210,555)             $ (260,849)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation expense                                                                         1,055                   1,055
    Capital contribution for services rendered                                                  84,000                  84,000
    Increase in prepaid expenses and other current assets                                      (27,816)                (38,766)
    Increase in other assets                                                                    (1,603)                 (1,603)
    Increase in accounts payable and accrued expenses                                           72,064                 103,939
                                                                                            ----------              ----------

           Net cash used in operating activities                                               (82,855)               (112,224)
                                                                                            ----------              ----------

CASH USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment                                                          (15,640)                (15,640)
  Investment in certificates of deposit                                                       (602,540)               (802,540)
                                                                                            ----------              ----------

           Net cash used in investing activities                                              (618,180)               (818,180)
                                                                                            ----------              ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term obligations                                               25,820                  25,820
  Payments of long-term obligations                                                             (9,638)                 (9,638)
  Proceeds from common stock subject to rescission offer                                       435,000                 705,000
  Proceeds from issuance of common stock                                                             -                 250,000
                                                                                            ----------              ----------

           Net cash provided by financing activities                                           451,182                 971,182
                                                                                            ----------              ----------

NET (DECREASE) INCREASE IN CASH                                                               (249,853)                 40,778

CASH, BEGINNING OF PERIOD                                                                      290,631                       -
                                                                                            ----------              ----------

CASH, END OF PERIOD                                                                         $   40,778              $   40,778
                                                                                            ==========              ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                                  $        -              $        -
                                                                                            ==========              ==========

  Cash paid during the period for income taxes                                              $        -              $        -
                                                                                            ==========              ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH ACTIVITIES:
  Capital lease obligation incurred for purchase of equipment                               $   53,121              $   53,121
                                                                                            ==========              ==========

  Issuance of common stock for subscription receivable                                      $        -              $   50,000
                                                                                            ==========              ==========

  Capital contribution for services rendered                                                $   84,000              $   84,000
                                                                                            ==========              ==========

See condensed notes to financial statements.

DOCTORSURF.COM, INC.
(A DEVELOPMENT STAGE COMPANY)

CONDENSED Notes to financial statements (UNAUDITED) period FROM MAY 14, 1999 (DATE OF INCEPTION) TO SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION

        The accompanying Condensed Financial Statements of DoctorSurf.com, Inc. (the "Company") are unaudited and should be read in conjunction with the audited Financial Statements and notes thereto for the period from May 14, 1999 (date of inception) to June 30, 1999.

        Long-term obligations consist of capital leases and the financing of an insurance policy.

        For the three months ended September 30, 1999, the Company recorded compensation expense of $84,000 for the fair market value of the services rendered by certain shareholders. The Company will not pay these shareholders for their services; therefore, paid-in capital was credited for $84,000.

        In the opinion of management, all adjustments necessary for a fair presentation of such Condensed Financial Statements have been included. Such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The Condensed Financial Statements and notes thereto are presented as permitted by the Securities and Exchange Commission and do not contain certain information included in the Company's audited Financial Statements and notes thereto for the period from May 14, 1999 (date of inception) to June 30, 1999.

2.    INCOME TAXES

        The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes. Under SFAS 109, the Company uses the asset and liability method which recognizes the amount of current and deferred taxes payable or refundable at the date of the financial statements as a result of all events that have been recognized in the financial statements and as measured by the provisions of enacted tax laws.

        The Company has a gross deferred tax asset as of September 30, 1999 of approximately $33,700. This asset is comprised of the potential future tax benefit of its operating losses to date. Management has evaluated the available evidence regarding the future taxable income and other possible sources of realization of deferred tax assets. A 100 percent valuation allowance has been established by management against the gross deferred tax asset as it is more likely than not that the deferred tax asset will not be realized.

3.    SIGNIFICANT EVENTS

        Pursuant to a Private Placement Memorandum, the Company offered 750,000 shares of the Company's common stock to be purchased at $1 per share. As of September 30, 1999, all of the 750,000 shares offered have been sold. Due to a possible violation of the Securities Act of 1933 requirements, the Company has issued a memorandum to the purchasers of the shares enabling them to sell their shares back to the Company through August 25, 2000 for the purchase price of $1. As such, the proceeds from the issuance of the 750,000 shares of common stock have been classified outside of equity in the accompanying condensed balance sheet under the caption Common Stock Subject to Rescission Offer. As of December 1, 1999, no investors have requested the Company to repurchase their shares.

        During September 1999, the Company entered into an operating lease for office space. The term of the lease is one year and requires monthly rental payment of $1,200 plus applicable taxes.

        During September 1999, the Company entered into a capital lease agreement for computer equipment. The term of the lease is three years and requires monthly payments of approximately $1,930 plus applicable taxes. The lease agreement contains a bargain purchase option.

2.    SUBSEQUENT EVENTS

        The Company is in the process of completing a Form SB-2 filing for the issuance of 25,000,000 shares of common stock to be issued at no cost to doctors who become secured members on the Company's web site. The fair market value of these shares will be charged to operations as promotion costs at the time of their issuance.

        During October and November 1999, the Company hired five additional employees to maintain and update the Company's web site. These employees are receiving compensation.

        In November 1999, the Company entered into an agreement with accounting professionals whereby these professionals will assist the Company in the preparation of financial statement projections to be used in the Company's business plan. Estimated fees are $120,000, to be paid in three $20,000 monthly installments and three issuances of 20,000 shares of common stock of the Company, commencing November 15, 1999. The cash flow sources for the payments required by this agreement will be the proceeds from the Company's prior issuances of common stock.


                                            ******

     We have not  authorized  anyone  to
provide any  information  or to make any
representations  in connection with this
offering  other than the  information or
representations    contained   in   this
prospectus.  You  should not rely on any          25,000,000 SHARES
additional         information        or
representations if made.

     This prospectus does not constitute
an offer to sell or a solicitation of an
offer to buy any security:                        DOCTORSURF.COM,INC.

     o    except   the   common    stock
          offered by this prospectus;

     o    in any  jurisdiction  in which
          the offer or  solicitation  is
          not authorized;

     o    in any jurisdiction  where the
          dealer or other salesperson is
          not   qualified  to  make  the
          offer or solicitation;

     o    to any  person  to  whom it is
          unlawful  to make the offer or
          solicitation; or

     o    to  any  person  who  is not a
          United States  resident or who          ------------------
          is outside the jurisdiction of
          the United States.                         PROSPECTUS

     The delivery of this  prospectus or          ------------------
any accompanying sale does not imply that:

     o    there  have been no changes in
          the   affairs  of   DoctorSurf
          after   the   date   of   this
          prospectus; or

     o    the  information  contained in
          this   prospectus  is  correct
          after   the   date   of   this
          prospectus.

     Until [ ], all dealers  that effect
transactions   in   these    securities,
whether  or not  participating  in  this
offering,  may be  required to deliver a
prospectus.  This is in  addition to the
dealers'   obligation   to   deliver   a
prospectus  when acting as  underwriters
and  with   respect   to  their   unsold
allotments or subscriptions.

             ------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.       Indemnification of directors and officers

        Florida Corporation Law provides that a Florida corporation has the power to indemnify any person who is a party to any proceeding, other than an action by, or in the right of the corporation reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Article IX of DoctorSurf's bylaws provides indemnification to DoctorSurf's directors and officers if they are involved in any action, suit or proceeding of any nature by reason of the fact that he or she is or was a director or officer of DoctorSurf.

Item 25.       Other expenses of issuance and distribution

Securities and Exchange Commission filing fee.............       $      6,950
Printing and engraving expenses...........................       $     10,000
Accountants' fees and expenses............................       $     40,000
Legal fees and expenses...................................       $    100,000
Miscellaneous  ...........................................       $     18,550
               Total......................................       $    175,000

        DoctorSurf will pay all of the fees, costs and expenses set forth above. Other than the SEC filing fee, all fees and expenses are estimated.

Item 26.       Recent sales of unregistered securities

        In May 1999, DoctorSurf issued a total of 25,000,000 shares of common stock to seventeen investors at $.01 per share pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933.

        In August 1999, DoctorSurf completed a private placement of 750,000 shares of common stock at $1.00 per share to accredited investors in a private placement exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. A possibility exists that an exemption from registration was not available for the shares of common stock that we sold in our private placement. Accordingly, we have offered to each purchaser in the private placement the right to resell their shares to us and receive a refund of the price paid by them of $1 per share. See "Recent Developments".

Item 27.       Exhibits

Exhibit
Number                     Exhibit Description

3.1a*          Articles of incorporation of the registrant

3.1b* Articles of amendment to articles of incorporation of the registrant

3.2*           By-laws of the registrant

5.1*           Opinion of Foley & Lardner regarding legality

10.1* Technology Agreement between Weblink Communications, Inc. and DoctorSurf.com, Inc.

10.2*          Lease   Agreement   dated  as  of  September  1,  1999,   between
               DoctorSurf.com, Inc. and the Pinellas Center for the Visually Impaired, Inc.

23.1*          Consent of Foley & Lardner - included in Exhibit 5.1

23.2           Consent of Deloitte & Touche LLP

24.1* Power of Attorney relating to subsequent amendments - included on the signature page of this registration statement.

27*             Financial Data Schedule

               *Previously filed

Item 28.  Undertakings

        The undersigned small business issuer undertakes as follows:

               (a)    The small business issuer will:

               (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%

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

change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


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

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 Post-Effective Amendment No. 1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Largo, State of Florida, on this 14th day of January, 2000.


                                             DOCTORSURF.COM, INC.


                                               By:    /s/ Rakesh K. Sharma

                                               Rakesh K. Sharma, president and
                                               member of the board of directors

        In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                               Date

/s/ Rakesh K. Sharma    president and director (principal      January 14, 2000
Rakesh K. Sharma        executive officer)

/s/ Jugal K. Taneja     vice-president and director            January 14, 2000
Jugal K. Taneja         (principal financial and accounting
                        officer)

/s/ Martin A. Traber    director                               January 14, 2000
Martin A. Traber


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